UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 2007

PRB ENERGY, INC.

 (Exact name of Registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1875 Lawrence Street, Suite 450
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (e)    The stockholders of PRB Energy, Inc. (“PRB”) approved PRB’s 2007 Equity Incentive Plan (the “2007 Plan”) at PRB’s annual meeting held May 31, 2007.  The 2007 Plan replaces PRB’s Equity Compensation Plan that was adopted in May 2004. The 2004 Equity Compensation Plan authorized PRB to issue equity-based compensation of up to 10% of its outstanding shares to eligible participants. The 2007 Plan allows PRB to grant non-qualified stock options, shares of restricted stock or other types of equity-based compensation of up to 20% of its outstanding shares to its non-employee directors, officers, employees and consultants. Some of these award types were not available under the 2004 Equity Compensation Plan. The 2007 Plan will be administered by a committee appointed by the Board of Directors.

A copy of the 2007 Equity Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.23.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.23	2007 Equity Incentive Plan, effective May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

June 5, 2007